Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent use in the Prospectus constituting part of this Registration Statement on Form S-1 Amendment No.1 of our report dated June 23, 2020 relating to the financial statements of GRC Nevada Inc. for the fiscal years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of the registration statement.

/s/ PLANTE & MORAN, PLLC

Denver, Colorado
November 20, 2020